Exhibit 10.1

Project Installation Agreement

Party A: Shaanxi Milkgoat Dairy Co., Ltd.

Party B: Heilongjiang Tianhong Food Equipment Co., Ltd.

Party A intends to engage Party B to install all of the process pipelines, process equipment and the central system pipelines in the joint production plant of Party A. To protect the interests of both parties, according to the Economic Contract Law of the People's Republic of China, Regulations on Building and Installation Project Contract and related regulations, both parties have negotiated and reached the following agreement (the "Agreement"):

1. Scope of Installation

1.1     Project Location: Shaanxi Milkgoat Dairy Co., Ltd. new joint production plant.

1.2     Project Scope: Party B shall install all process pipelines and the central system pipelines to be used by process equipment.

1.3     Party B shall be responsible to provide labor, materials and the turn-key project in accordance with the project drawing.

1.4     Party B shall be responsible for its own employees' labor fees, machine expenses, supply of main materials and low value consumables.

2. Project Installation

2.1     Party B is responsible to correctly place the equipment, adjust the level and connect the equipment.

2.2     Party B should manufacture and install the supporting and mounting brackets for the installation of process pipelines and the central system pipelines hereunder.

2.3     In accordance with the drawing of process pipelines and central system pipelines, Party B should manufacture and install:

    2.3.1     Party B shall connect the steam pipelines to all the equipment using steam from the steam cylinder interfaces in the workshop and condensed water pipelines to the condensed water tank.

    2.3.2     Party B shall connect all the compressed-air pipeline to the compressed-air-used equipment after Party A installs such pipelines in the workshop with a length of one meter.

    2.3.3     All the pipelines should be installed on the potable water equipment after Party A installs such pipelines in the workshop with a length of one meter.

    2.3.4     Party B shall take charge to connect all the softened water pipes to the softened water machines after Party A installs those pipelines into the workshop for one meter

    2.3.5     Party B shall connect all the iced water, purified water and circulating water pipelines to the corresponding machines after Party A installs such pipelines in the workshop with a length of one meter.

    2.3.6     From the process stage, Party B should connect all process pipelines to all process equipment in the workshop.

    2.3.7     From the hot water process, Party B should connect hot water pipelines to the hot water pipelines and equipment.

    2.3.8     From the milk collection process, Party B should connect material pipelines to all process equipment.

    2.3.9     Party B should be responsible for all unpredictable projects.

2.4     After the installation of all the pipelines, Party B should be responsible for the passivation of the welding joint, cleaning and leak inspection of the stainless steel pipelines.

2.5     Party B should test and adjust the installation of single machine, joint machine, test the equipment with water in lieu of milk as material and overall system adjustment.

3. Project Cost - Total Price (RMB 12,535,000)

4. Payment Terms

4.1     Within ten days after the execution of the Agreement, Party A should pay 30% of the Total Price, RMB 3,760,500, to Party B for purchasing the installation materials.

4.2     Within seven days after the delivery of installation materials tot the construction site, Party A should pay 30% of the Total Price, RMB 3,760,500, to Party B for installation.

4.3     Within ten days after the completion of installation, Party A should pay 10% of the Total Price, RMB 1,253,500, to Party B.

4.4     Within ten days after the inspection and acceptance, Party A should pay 25% of the Total Price, RMB 3,133,750 to Party B.

4.5     After the expiration of the 12-month warranty, 5% of the Total Price, RMB 626,750, should be paid to Party B.

5. Project Period

5.1     Project period is 90 days commencing from the date when Party A provides to Party B an appropriate construction site for the installation.

5.2     The project period should be extended if the delay is caused by Party A.

6. Construction and Quality

6.1     The standard, regulation and rules of installation and inspection

    6.1.1     GB50235-97 (Standard for Industrial Mental Pipeline Construction and Inspection);

    6.1.2     GB50264-97 (the Engineering Design Standard for Industrial Equipment and Pipeline Insulation);

    6.1.3     GB4272-92 (General Principles for Thermal Insulation Technique of Equipment and Pipelines);

    6.1.4     Other national regulations of the construction industry

6.2     Technique Requirements

    6.2.1     The material pipe should be welded with nitrogen in the pipe in order to meet the food hygiene standard;

    6.2.2     The welding joint must comply with the national dairy technical standard;

    6.2.3     The installation must comply with Food Hygiene Law of People's Republic of China GB12073-89 and Dairy Plant Design Specification QB6006-92, Dairy Factory Hygiene Standard CB12693 promulgated by Ministry of Light Industry.

    6.2.4     The products produced through the product line must meet the Dairy Quality Standard of People's Republic of China GB5410-99.

7. Inspection and Warranty

7.1     According to the state inspection standard of project quality, Party B should submit the inspection report once the project is completed. Both Party A and Party B should inspect the project and draft an inspection report jointly. Party B should be responsible for any repair charge for the unqualified parts.

7.2     During the warranty period of 12 months, Party B should be responsible to repair at its own expenses for any quality issues due to Party B.

8. Party Obligations

8.1     Party A Obligations

    8.1.1     Party A should provide the installation drawings and related materials and insure their completeness, accuracy and reliability.

    8.1.2     Party A should allocate the devices and tools to the areas by the category for the convenience of Party B.

    8.1.3     Party A should complete the "three supplies and one leveling": supply of water, electricity and road and leveled ground before the installation.

    8.1.4     Party A should assign a representative to the site of installation to handle issues that should not be dealt with by Party B and coordinate with other work teams.

    8.1.5     Party A should cooperate diligently with Party B in the testing of equipment, and ensure the availability of power, water, and steam at the work site timely.

    8.1.6     Party A should provide temporary warehouse to Party B.

    8.1.7     Party A should pay to Party B timely according to the Agreement.

    8.1.8     Party A should assist the employees of Party B to apply for temporary residence permits.

8.2     Party B Obligations

    8.2.1     Party B should ensure the completion of the installation and adjustment pursuant to the Agreement in terms of the project term and quality.

    8.2.2     Party B should timely provide to Party A documents related to project plan, construction schedule, construction related certificates and related technology materials.

    8.2.3     The employees of Party B should construct in accordance with operation regulations and safety rules of Party A.

    8.2.4     Party B should cooperate with Party A to maintain good relation with the local government.

    8.2.5     Party B should deliver complete project budget and relevant documents to Party A timely.

    8.2.6     Party B should train the production staff of Party A actively.

    8.2.7     Party B should guarantee that the stainless steel materials purchased by Party A comply with the Food Hygiene Law of People's Republic of China (GB12073-89) and the Industry Standard of Dairy Machine (QBT1828-93) and its appendix.

    8.2.8     Party B should be responsible for transporting all the equipment and devices provided by Party A to the work site and property store them during installation period to avoid any damage or loss otherwise. Party B should pay for any damage and loss correspondingly and deliver them to Party A after the completion of the construction. 8.2.9 Party B should protect all the codes and labels on the equipment and pipes from mutilation, damage and loss.

9. Default

9.1     In case the production or installation fails to meet the technical requirements of Party A, Party B should be responsible to repair or replace the equipment installed hereunder and pay relevant expenses.

9.2     In case of the delay of installation due to Party B, Party B shall pay 0.5% of total contract price per day to Party A.

10. Dispute and Arbitration

10.1     All disputes arising from or in connection with the Agreement shall be settled amicably through negotiation by both parties. In case no agreement can be reached through consultation, such dispute shall be settled in accordance with the Economic Contract Law of China.

10.2     Party A is obligated to rescue any worker of Party B in case of work injury. The responsible party should bear the expenses in connection with the incident.

10.3     Either party shall negotiate with the other party to find a solution of the disagreement in case of any Force Majeure.

11. Termination

The parties may terminate the Agreement, if the production or installation fails to meet the technical requirements of Party A after improvement.

12. Miscellaneous

This Agreement may be executed with four copies with each party holding two copies. The Agreement will come into force upon receipt of the fist installment of payment from Party A by Party B.

Party A: Shaanxi Milkgoat Dairy Co., Ltd.(Seal)

Add: North of Houkui Road, Weinan Economic High-tech Zone, Shaanxi Province.
Postcode: 714000
Phone No.: 022-27984078
Fax: 022-27984639

Date: 2009-10-28

Party B: Heilongjiang Tian Hong Food Equipment Co., Ltd (Seal)

Add: Room 813, No.162, Hongqi Avenue, Harbin City, Heilongjiang Province
Postcode: 150090
Phone No.: 0451-87223176 Ext 802
Fax: 0451-87223176 Ext 803

Date: October 28, 2009